EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer for Crown American Realty Trust (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 7, 2003

/s/ Mark E. Pasquerilla

Name: Mark E. Pasquerilla

Title: President & Chief Executive Officer